Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director of Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America LLC Announces First Quarter 2015 Results

2015 Net Income per Share Increases to $0.41 per Share

Quarterly EBITDA Up 143% Year over Year to $50.1 Million

Westlake, OH (May 7, 2015):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the first quarter ended March 31, 2015.

The following results reflect the operations of 251 travel centers and 60 convenience stores with retail gas stations in 43 U.S. states and in Canada, operated primarily under the “TravelCenters of America”, or “TA”, “Petro” and “Minit Mart” brand names:

	Three Months Ended March 31,
	2015	2014	Change
	(In thousands, except per share amounts)
Revenues	$1,407,701	$1,967,309	(28.4)%
Income before income taxes	$25,424	$219	11,509.1%
Net income	$15,729	$197	7,884.3%

Net income per share:
Basic and diluted	$0.41	$0.01	4,000.0%

Supplemental Data:
Total fuel sales volume (gallons)	500,609	494,847	1.2%
Total fuel revenues	$1,003,167	$1,589,646	(36.9)%
Fuel gross margin	$112,387	$92,317	21.7%

Total nonfuel sales	$401,510	$374,666	7.2%
Nonfuel gross margin	$223,088	$206,250	8.2%
Nonfuel gross margin percentage	55.6%	55.0%	60	pts

EBITDA(1)	$50,072	$20,637	142.6%
EBITDAR(1)	$105,676	$74,841	41.2%

(1)        A reconciliation of earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s EBITDA for the first quarter of 2015 increased by $29.4 million over the 2014 first quarter to $50.1 million.  TA’s EBITDAR for the first quarter of 2015 increased by $30.8 million to $105.7 million, over the EBITDAR for the 2014 first quarter of $74.8 million.  The increases in EBITDA and EBITDAR compared to the 2014 first quarter are primarily attributable to increases in fuel gross margin and increases in contributions from sites acquired since 2010 as part of TA’s acquisition program.

TA’s fuel revenue for the 2015 first quarter declined from the prior year comparative period primarily due to the significantly lower market prices for fuel in the first quarter of 2015.  Declines in fuel product costs, which were realized more rapidly than declines in fuel sale prices, were a catalyst for the increase in TA’s fuel gross margin per gallon over the comparable 2014 period.  Fuel gross margin per gallon averaged $0.225 during the 2015 first quarter versus $0.187 during the 2014 first quarter.

TA’s nonfuel revenue for the 2015 first quarter increased by $26.8 million over the prior year quarter as a result of the sites TA acquired since January 1, 2014, as well as a 5.0% increase on a same site basis resulting from the favorable effects of TA’s marketing initiatives.  TA’s nonfuel gross margin percentage for the first quarter of 2015 increased largely due to improved nonfuel gross margin at TA’s sites acquired since 2010.

Net income for the first quarter of 2015 was $15.7 million, or $0.41 per share, a $15.5 million increase over net income for the 2014 first quarter of $0.2 million, or $0.01 per share.  The increase in net income for the 2015 period reflected increased fuel gross margins and an increase in contributions from sites acquired as part of our acquisition program.

Results for the 92 locations (35 travel centers and 57 convenience stores) TA has acquired during 2011 through the first quarter of 2015 continued to increase as the capital improvements at those locations were completed and their operations continued to mature.  Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete, and once improvements are completed the improved travel centers require a period of time to produce stabilized financial results.  TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition and that the gasoline stations/convenience stores it acquires generally will reach stabilization in approximately one year after acquisition, but actual results can vary widely from these estimates due to many factors, some of which are outside TA’s control.  The 35 travel centers and 57 gasoline stations/convenience stores TA acquired since 2010 generated gross revenues in excess of cost of goods sold and site level operating expenses as set forth in the following tables:

	Number of	Three Months Ended March 31,
(amounts in thousands, except number of properties)	Properties Acquired	2015	2014
Properties acquired in 2011	6	$4,094	$3,858
Properties acquired in 2012	14	5,891	4,089
Properties acquired in 2013(1)	41	5,252	2,868
Properties acquired in 2014	4	1,944	(184)
Properties acquired in the first quarter of 2015(2)	27	(568)	—
Total	92	$16,613	$10,631

	Number of	Twelve Months Ended March 31,
(amounts in thousands, except number of properties)	Properties Acquired	2015	2014
Properties acquired in 2011	6	$17,470	$11,684
Properties acquired in 2012	14	22,678	16,086
Properties acquired in 2013(1)	41	21,715	5,748
Properties acquired in 2014	4	5,013	(199)
Properties acquired in the first quarter of 2015(2)	27	(568)	—
Total	92	$66,308	$33,319

The amounts presented in the above tables are the amounts recognized during the periods presented (from the beginning of the period shown, or if later, the dates TA began to operate the properties for its own account).

(1)       Includes 31 convenience stores with retail gas stations acquired in the 2013 fourth quarter for $65.4 million.

(2)       Includes 26 convenience stores with retail gas stations acquired for $38.7 million.

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2015 first quarter results:

“During the first quarter TA delivered another quarter of strong results and year over year growth driven by increased fuel gross margin, our acquisition program and our internal growth initiatives.  While we experienced some positive carryover benefits in the 2015 first quarter from the declines in fuel costs that began during 2014, those declines seem to have ended, for now.  Fortunately, other parts of our business also contributed significantly to our results and we hope will continue to provide a source for future positive results.

“Our acquisition and renovation program continues to see strong growth in results, with gross margins in excess of site operating costs for locations acquired since the beginning of 2011 up nearly $6 million, or 56%, for the first quarter 2015 versus the first quarter 2014.

“For the remaining locations, operated prior to the beginning of 2011, gross margins in excess of site operating costs were up nearly $25 million, or 28%, for the first quarter of 2015 versus the first quarter 2014, almost half of which is attributable to a combination of nonfuel gross margin improvement and modest site level operating expense declines.  The combination of our internal growth initiatives and our acquisition and expansion activities both are very important factors in our operating results and both fuel and nonfuel products contributed significantly to the improved results announced today.”

Investment Activity

During the 2015 first quarter, TA acquired one travel center and 26 gasoline stations/convenience stores for an aggregate of $41.7 million.  During the second quarter of 2015 to date, TA has completed the purchase of 19 gasoline stations/convenience stores for an aggregate of $27.0 million and TA has entered agreements to acquire two travel centers and 35 gasoline stations/convenience stores for an aggregate of $85.0 million. TA currently intends to continue to selectively acquire additional travel centers and gasoline stations/convenience stores and to otherwise expand its business.

During the 2015 first quarter, TA made other capital investments of $40.9 million, including $5.2 million to improve locations TA purchased since the beginning of 2011, and $8.8 million to acquire a travel center property that it had managed for a third party and a parcel of vacant land.  TA intends to build a new travel center on the parcel of vacant land that it purchased.

During the 2015 first quarter, TA received $20.2 million of proceeds from the sale to Hospitality Properties Trust, or HPT, of improvements to the properties TA leases from HPT.

The table below shows the number of properties acquired by year, the amounts TA has invested in these properties through March 31, 2015, and the total estimated additional amounts TA currently intends to invest in the near term in these properties.

	Site Count	Acquisition Cost	Renovation Cost Incurred Through March 31, 2015	Remaining Estimated Renovation Costs	Total Acquisition And Renovation Costs
Properties acquired in 2011	6	$36,333	$47,737	$—	$84,070
Properties acquired in 2012	14	46,910	33,603	—	80,513
Properties acquired in 2013	41	111,378	40,428	16,910	168,716
Properties acquired in 2014	4	27,557	7,019	20,112	54,688
Properties acquired in the first quarter of 2015	27	38,700	662	10,935	50,297
Total	92	$260,878	$129,449	$47,957	$438,284

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011.  A presentation of EBITDA and EBITDAR, and a reconciliation that shows the calculation of EBITDA and EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, and the reasons why management believes the presentation of these measures provides useful information to investors, also appears in the supplemental data.

Conference Call:

On Thursday, May 7, 2015, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2015.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1092.  Participants calling from outside the United States and Canada should dial (612) 288-0337.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 358457.

A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.ta-petro.com.  To access the webcast, participants should visit TA’s web site about five minutes before the call.  The archived webcast will be available for replay on TA’s web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s first quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, travel/convenience stores and other services.  TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada.  TA also operates convenience stores with retail gasoline stations principally under the “Minit Mart” brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT DURING THE FIRST QUARTER OF 2015, DECLINES IN FUEL PRODUCT COSTS WERE MORE RAPID THAN DECLINES IN FUEL SALES PRICES AND THAT THIS WAS A CATALYST FOR THE INCREASE IN TA’S FUEL GROSS MARGIN PER GALLON FOR THE 2015 FIRST QUARTER OVER THE COMPARABLE PRIOR YEAR PERIOD.  THIS MAY IMPLY THAT FUEL PRODUCT COST DECREASES WILL OCCUR IN THE FUTURE, AND IF FUEL PRODUCT COSTS DO DECREASE, TA’S FUEL GROSS MARGINS WILL INCREASE OR BE SUSTAINED.  IN FACT, HOWEVER, FUEL PRODUCT COSTS HAVE NOT CONTINUED TO DECLINE AND FUTURE INCREASES IN FUEL PRODUCT COSTS MAY CAUSE TA TO EXPERIENCE LOSSES IN THE FUTURE.  FUEL PRODUCT COSTS ARE PRIMARILY IMPACTED BY MARKET FORCES BEYOND TA’S CONTROL AND CHANGES IN THESE COSTS MAY CAUSE TA’S PROFITS TO DECLINE OR TA’S BUSINESS TO EXPERIENCE LOSSES.  ALSO, FUEL GROSS MARGIN REALIZED BY TA IS INFLUENCED BY FACTORS IN ADDITION TO FUEL PRODUCT COSTS, INCLUDING COMPETITION AND PRODUCT DEMAND, WHICH MAY INCREASE, OR LESSEN, THE IMPACT OF FUEL PRODUCT PRICING CHANGES ON TA’S FUEL GROSS MARGIN PER GALLON;

•                  THIS PRESS RELEASE STATES THAT TA HAS INVESTED OR EXPECTS TO INVEST $438.3 MILLION IN THE AGGREGATE SINCE THE BEGINNING OF 2011, TO ACQUIRE AND IMPROVE 35 TRAVEL CENTERS AND 57 GASOLINE STATIONS/CONVENIENCE STORES, THAT SOME OF THESE PROPERTIES DO NOT PRODUCE STABILIZED FINANCIAL RESULTS UNTIL APPROXIMATELY THE THIRD YEAR AFTER ACQUISITION AND THAT THE IMPROVEMENTS IN EBITDA AND EBITDAR FOR THE FIRST QUARTER OF 2015 AS COMPARED TO THE SAME PERIOD IN 2014 ARE PARTIALLY ATTRIBUTABLE TO THE IMPROVED RESULTS AT RECENTLY ACQUIRED SITES.  THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION OF THE ACQUIRED SITES WILL IN FACT BE REALIZED AND WILL RESULT IN INCREASES IN TA’S EBITDA, EBITDAR AND NET INCOME IN THE FUTURE.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO SUCCESSFULLY INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  ALSO, TA’S FUTURE EBITDA, EBITDAR AND NET INCOME WILL DEPEND UPON MANY FACTORS IN ADDITION TO THE RESULTS REALIZED FROM TA’S ACQUIRED SITES.  ACCORDINGLY FUTURE EBITDA, EBITDAR AND NET INCOME MAY NOT INCREASE BUT THEY MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS THAT HAVE BEEN AGREED BUT THAT HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS PRESS RELEASE AS WELL AS TA’S INTENTION TO BUILD A NEW TRAVEL CENTER ON A PARCEL OF VACANT LAND THAT TA RECENTLY PURCHASED.  IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS AND DEVELOPMENT PROJECTS WILL BE COMPLETED AND THAT THEY MAY IMPROVE TA’S FUTURE NET INCOME.  HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.  THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS AT PRICES  OR COSTS THAT YIELD SUFFICIENT RETURNS, INCLUDING COMPETITION FOR SUCH ACQUISITIONS FROM OTHER BUYERS, TA’S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA NEEDS TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES.  TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH THE DEVELOPMENT PROJECT.  MOREOVER, MANAGING AND INTEGRATING ACQUIRED LOCATIONS AND DEVELOPMENT PROJECTS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES.  TA MAY NOT OPERATE ITS ACQUIRED OR NEWLY DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS;

•                  THIS PRESS RELEASE STATES THAT DURING THE FIRST QUARTER OF 2015 TA MADE CAPITAL INVESTMENTS OF $40.9 MILLION, INCLUDING $5.2 MILLION TO IMPROVE LOCATIONS TA PURCHASED SINCE THE BEGINNING OF 2011, THAT TA CURRENTLY PLANS TO INVEST AN ADDITIONAL $48.0 MILLION IN THE NEAR TERM TO RENOVATE PROPERTIES ACQUIRED SINCE THE BEGINNING OF 2013 AND THAT TA HAS ENTERED AGREEMENTS TO ACQUIRE

ADDITIONAL TRAVEL CENTERS AND CONVENIENCE STORES.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA HAS SUFFICIENT CAPITAL TO MAKE THE CAPITAL INVESTMENTS TA HAS IDENTIFIED AS WELL AS OTHERS THAT IT HAS NOT YET IDENTIFIED.  HOWEVER, THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT FUNDING FOR FUTURE CAPITAL INVESTMENTS OR ACQUISITIONS.  TA’S BUSINESS REQUIRES LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND TO GROW ITS BUSINESS.  THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED.  CURRENTLY UNANTICIPATED PROJECTS THAT TA MAY BE REQUIRED TO COMPLETE IN THE FUTURE, AS A RESULT OF GOVERNMENT PROGRAMS OR REGULATION, ADVANCES OR CHANGES MADE BY TA’S COMPETITION, DEMANDS OF TA’S CUSTOMERS, ACQUISITIONS OR OTHER MATTERS, MAY ARISE AND CAUSE TA TO SPEND MORE OR LESS THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME TO COMPLETE THAN ANTICIPATED.  AS A RESULT OF MARKET CONDITIONS OR OTHER CONSIDERATIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER CAPITAL EXPENDITURES IN THE FUTURE.  ADDITIONALLY, TA MAY BE UNABLE TO ACCESS REASONABLY PRICED CAPITAL TO FUND SUCH INVESTMENTS BECAUSE OF CONDITIONS IN THE CAPITAL MARKETS OR OTHER REASONS, SOME OF WHICH MAY BE BEYOND TA’S CONTROL;

•                  THIS PRESS RELEASE REFERS TO TA’S GROWTH STRATEGY TO SELECTIVELY ACQUIRE ADDITIONAL LOCATIONS AND BUSINESSES.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS AND THAT ANY ACQUISITIONS TA MAY MAKE WILL IMPROVE ITS PROFITABILITY.  HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING OR ACQUIRING OTHER PROPERTIES AND ACQUISITIONS TA MAY MAKE MAY NOT IMPROVE ITS PROFITABILITY; AND

•                  THIS PRESS RELEASE MAKES REFERENCE TO TA’S INTERNAL GROWTH STRATEGIES, WHICH MAY IMPLY THAT THOSE INITIATIVES WILL BE SUCCESSFUL AND RESULT IN INCREASED PROFITABILITY FOR TA.  THESE STRATEGIES ARE SUBJECT TO VARIOUS RISKS, INCLUDING RISKS IN EXECUTION AND IMPLEMENTATION, AS WELL AS OTHER RISKS THAT ARE BEYOND TA’S CONTROL.  AS SUCH, TA’S INTERNAL GROWTH INITIATIVES MAY NOT BE SUCCESSFUL.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES;

•                  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS, AND SOME OF THESE EVENTS MAY OCCUR EVEN IF FUEL PRICES DO NOT INCREASE;

•                  FUTURE FUEL PRODUCT PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  ACQUISITIONS AND PROPERTY DEVELOPMENTS  MAY SUBJECT TA TO GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND CAN BE DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS; AND

•                  ALTHOUGH TA BELIEVES THAT ITS RELATED PARTIES, INCLUDING HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND OTHERS AFFILIATED WITH THEM BENEFIT TA, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH RELATED PARTIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2015, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF TA’S PERIODIC REPORTS, ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Fuel	$1,003,167	$1,589,646
Nonfuel	401,510	374,666
Rent and royalties from franchisees	3,024	2,997
Total revenues	1,407,701	1,967,309

Cost of goods sold (excluding depreciation):
Fuel	890,780	1,497,329
Nonfuel	178,422	168,416
Total cost of goods sold	1,069,202	1,665,745

Operating expenses:
Site level operating	205,584	199,571
Selling, general & administrative	27,616	26,796
Real estate rent	55,604	54,204
Depreciation and amortization	17,525	16,128
Total operating expenses	306,329	296,699

Income from operations	32,170	4,865

Acquisition costs	414	610
Interest expense, net	6,332	4,036
Income before income taxes	25,424	219
Provision for income taxes	10,486	276
Income from equity investees	791	254
Net income	$15,729	$197

Net income per share:
Basic and diluted	$0.41	$0.01

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March  31, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$218,151	$224,275
Accounts receivable, net	119,977	96,478
Inventories	172,139	172,750
Other current assets	66,700	69,029
Total current assets	576,967	562,532

Property and equipment, net	814,605	765,828
Goodwill and intangible assets, net	57,234	54,550
Other noncurrent assets	42,758	42,264
Total assets	$1,491,564	$1,425,174

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$142,513	$123,084
Current HPT Leases Liabilities	31,785	31,637
Other current liabilities	132,991	112,417
Total current liabilities	307,289	267,138

Noncurrent HPT Leases liabilities	330,290	332,934
Long term debt	230,000	230,000
Other noncurrent liabilities	88,668	76,492
Total liabilities	956,247	906,564

Shareholders’ equity	535,317	518,610
Total liabilities and shareholders’ equity	$1,491,564	$1,425,174

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2015	2014
Calculation of EBITDA and EBITDAR(1):
Net income	$15,729	$197
Add: income taxes	10,486	276
Add: depreciation and amortization	17,525	16,128
Add: interest expense, net(2)	6,332	4,036
EBITDA	$50,072	$20,637
Add: real estate rent expense(3)	55,604	54,204
EBITDAR	$105,676	$74,841

(1)       TA calculates EBITDA as earnings before interest, taxes, depreciation and amortization and calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDA and EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDA and EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDA and EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)       Interest expense included the following:

	Three Months Ended March 31,
	2015	2014
Interest related to TA’s Senior Notes and Credit Facility	$4,968	$2,680
Rent classified as interest	1,452	1,470
Amortization of deferred financing costs	227	169
Capitalized interest	(216)	(260)
Interest income	(93)	(39)
Other	(6)	16
	$6,332	$4,036

(3)       Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $60,137 and $57,831 during the three month periods ended March 31, 2015 and 2014, respectively, while the total rent amounts expensed during the quarters ended March 31, 2015 and 2014, were $55,604 and $54,204, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale-leaseback financing obligation liability.  Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended March 31,
	2015	2014

Cash payments to HPT for rent	$57,516	$55,146
Rent paid to others (A)	2,621	2,685
Total cash payments under real property leases	60,137	57,831
Change in accrued estimated percentage rent	(104)	618
Adjustments to recognize expense on a straight line basis — HPT	(452)	(341)
Less sale-leaseback financing obligation amortization	(636)	(589)
Less portion of rent payments recognized as interest expense	(1,452)	(1,470)
Less deferred tenant improvements allowance amortization	(1,692)	(1,692)
Amortization of deferred gain on sale-leaseback transactions	(96)	(96)
Adjustments to recognize expense on a straight line basis for other leases	(101)	(57)
Total amount expensed as rent	$55,604	$54,204

(A)           Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for the periods noted for all of the locations in operation on March 31, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended March 31,
	2015	2014	Change
Number of company operated locations	242	242	—

Fuel sales volume (gallons)	480,609	481,002	(0.1)%

Fuel revenues	$962,956	$1,547,052	(37.8)%
Fuel gross margin	$108,227	$90,741	19.3%

Nonfuel revenues	$388,165	$369,799	5.0%
Nonfuel gross margin	$217,070	$203,726	6.5%
Nonfuel gross margin percentage	55.9%	55.1%	80	pts

Total gross margin	$325,297	$294,467	10.5%
Site level operating expenses	$199,361	$196,414	1.5%
Site level operating expenses as a percentage of nonfuel revenues	51.4%	53.1%	(170	)pts
Site level gross margin in excess of site level operating expense	$125,936	$98,053	28.4%

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA

The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown or the date TA began to operate the properties for its own account, if later.

TRAVELCENTERS OF AMERICA LLC

RECENTLY ACQUIRED SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended March 31,
	2015	2014	Change
Number of company operated locations	92	62	30

Total fuel sales volume (gallons)	70,526	64,210	9.8%

Total fuel revenues	$139,376	$203,461	(31.5)%
Total fuel gross margin	$16,820	$11,349	48.2%

Total nonfuel revenues	$67,832	$54,794	23.8%
Total nonfuel gross margin	$32,620	$25,739	26.7%
Nonfuel gross margin percentage	48.1%	47.0%	110	pts

Total gross margin	$49,440	$37,088	33.3%
Site level operating expenses	$32,827	$26,457	24.1%
Site level operating expenses as a percentage of nonfuel revenues	48.4%	48.3%	10	pts
Site level gross margin in excess of site level operating expense	$16,613	$10,631	56.3%

(End)